P.O. Box 25099 ☐ Richmond, VA 23260 ☐ Phone: (804) 359-9311 ☐ Fax: (804) 254-3584

PRESS RELEASE

CONTACT:	Candace C. Formacek		RELEASE:	2:15 p.m. ET
	Phone:	(804) 359-9311
	Fax:	(804) 254-3584
	Email:	investor@universalleaf.com

Universal Corporation Reports Improved First Quarter Results

Richmond, VA, August 7, 2012 / PRNEWSWIRE

HIGHLIGHTS

Diluted earnings per share increased $0.29, to $0.81.

Net income up $7.2 million, to $23.1 million.

Operating income improved by 21%, to $42.8 million.

Revenues down 4%, to $461 million.

George C. Freeman, III, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced that net income for the first quarter of fiscal year 2013, which ended on June 30, 2012, was $23.1 million, or $0.81 per diluted share. Those results increased 46% compared to the same period last year, when net income was $15.9 million, or $0.52 per diluted share. Last year’s results reflected the net effect of unusual items, including restructuring costs of $6.9 million before taxes ($0.19 per diluted share) and a $9.6 million pretax gain ($0.27 per diluted share) on insurance settlement proceeds to replace assets lost in a fire at a plant in Europe. Revenues for the first quarter of fiscal year 2013 of about $461 million were down $18 million, or 4%. The decrease was primarily attributable to a modest reduction in overall volumes, as well as lower average prices on carryover shipments of African tobaccos.

Mr. Freeman stated, “I am pleased with our results for the first fiscal quarter as they signal a good start to the year ahead and a movement away from recent oversupplied conditions. Some of the benefits we have seen in this period are related to variances in shipment timing, particularly carryover shipments from last year’s large African crops. We have managed our uncommitted inventory levels well throughout the past year, and we now carry those stocks at levels which are near the bottom of our historical norms. As we have previously indicated, uncommitted inventories in the United States were substantially depleted during fiscal year 2012.

“As we move into fiscal year 2013, we believe that crop sizes have declined sufficiently to stabilize the markets. Crop sizes are coming down in most of the key sourcing areas for flue-cured and burley tobacco, including Brazil, Tanzania, and Malawi. In fact, in reaction to last year’s very low burley prices, and as a result of poor weather conditions in some origins, burley crops grown for sale in fiscal year 2013, particularly in Malawi, are reduced to levels which are not likely to meet demand in the current year. While the smaller crop sizes are reflective of a healthier market balance, they also limit the volumes we are expecting to handle during the year. In addition, as green prices are moving upwards on a local currency basis in some origins, we are also seeing the counterbalancing effects on our earnings of the stronger U.S. dollar in recent months. ”

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Universal Corporation Page 2

FLUE-CURED AND BURLEY LEAF TOBACCO OPERATIONS:

Operating income for the Company’s flue-cured and burley tobacco operations, which includes the North America and Other Regions segments, increased by about 35%, to $35.8 million for the quarter ended June 30, 2012, while revenues for those operations declined by about 5%, to $398 million, compared to the same quarter last year. In the Other Regions segment, operating income of $34.8 million was up $13.9 million with improved margins in nearly all regions. The segment’s first quarter results were significantly influenced by higher volumes in Africa, mostly as a result of carryover shipments from last year’s large crops in some origins, as well as benefits from currency remeasurement and exchange gains there. In South America, earnings were constrained by reduced volumes from this year’s smaller crops, although the effect was mitigated by lower overhead costs in the period. Results for the European operations reflected fewer shipments and the translation effects of weaker local currencies against the U.S. dollar in that region. In Asia, results improved on some earlier shipment timing and better margins. Selling, general, and administrative costs for the first quarter were down about 23% for the segment compared with the prior year, due to lower provisions on receivables from suppliers, lower compensation expenses, and net currency remeasurement and exchange gains. Revenues for the Other Regions segment fell by about 6% as the increase in African volumes was more than offset by the effect of changes in the supply chain in Europe and smaller crops in South America.

Operating income for the North America segment decreased by $4.6 million compared to last year’s first quarter. The prior year’s quarter included carryover old crop sales that were not repeated this year as uncommitted stocks have been depleted. The decline was also influenced by shipment delays from transportation difficulties in Central America and factory overhead allocations. Revenues for the segment increased by about 3% to $60.5 million as lower trading volumes were more than offset by a favorable product mix.

OTHER TOBACCO OPERATIONS:

The Other Tobacco Operations segment operating income for the first fiscal quarter of $8.4 million was $5.6 million higher than the same period last year, on improved performance in both the dark tobacco business and the oriental joint venture. The dark tobacco earnings increase was driven mainly by recovery in the Indonesian operations after weather-related crop shortages there negatively impacted last year’s results. The oriental joint venture benefited from higher volumes on earlier shipments completed in the first quarter of fiscal year 2013 and lower operating expenses from the stronger U.S. dollar. Revenues for this segment increased by about 2% to $63.4 million as higher volumes related to timing of shipments of oriental tobaccos through the United States were partly offset by reduced volumes in dark tobacco. Selling, general, and administrative costs for the segment were slightly higher compared with the prior year, on larger currency exchange losses in the dark tobacco operations.

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Universal Corporation Page 3

OTHER ITEMS:

Cost of sales decreased by about 4% to $369.4 million in the quarter, which was comparable to the reduction in overall revenues. Selling, general, and administrative costs declined by $12.4 million compared with the same period last year, mainly due to reductions in compensation expenses and provisions on receivables from suppliers and benefits from currency remeasurement and exchange gains.

Interest expense was up $0.6 million reflecting higher overall effective interest rates on lower average debt balances, and the accrual of interest expense for the European Commission fine obligation recorded in September 2011 that is still under appeal. The effective income tax rate for the first fiscal quarter of 2013 was 33.9% compared to 35.5% last year. While both rates approximate U.S. statutory rates, the fiscal 2013 rate was slightly lower due to the effect of changes in exchange rates on deferred income tax assets and liabilities of foreign subsidiaries.

During the first quarter of fiscal year 2012, an insurance settlement was received for replacement cost recovery on the factory and equipment destroyed in a fire at the Company’s sheet tobacco operations in Europe in 2010. The settlement generated a gain of $9.6 million, which was reported as Other Income in the Company’s consolidated income statement. In addition, the Company recorded restructuring costs, primarily in North America and Europe, of $6.9 million before taxes in the prior year quarter.

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Universal Corporation Page 4

Additional information

Amounts included in the previous discussion are attributable to Universal Corporation and exclude earnings related to non-controlling interests in subsidiaries.

This information includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that any statements contained herein regarding earnings and expectations for its performance are forward-looking statements based upon management’s current knowledge and assumptions about future events, including anticipated levels of demand for and supply of its products and services; costs incurred in providing these products and services; timing of shipments to customers; changes in market structure; government regulation; product taxation; industry consolidation and evolution; and general economic, political, market, and weather conditions. Actual results, therefore, could vary from those expected. A further list and description of these risks, uncertainties, and other factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and in other documents the Company files with the Securities and Exchange Commission. This information should be read in conjunction with the Annual Report on Form 10-K for the year ended March 31, 2012.

At 5:00 p.m. (Eastern Time) on August 7, 2012, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through November 6, 2012. A taped replay of the call will be available through August 21, 2012, by dialing (855) 859-2056. The confirmation number to access the replay is 17216484.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2012, were $2.4 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.

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Universal Corporation Page 5

UNIVERSAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of dollars, except per share data)

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
Sales and other operating revenues	$461,391	$479,465
Costs and expenses
Cost of goods sold	369,361	385,107
Selling, general and administrative expenses	49,203	61,578
Other income	—	(9,592)
Restructuring costs	—	6,859
Operating income	42,827	35,513
Equity in pretax earnings (loss) of unconsolidated affiliates	1,369	(3,489)
Interest income	157	357
Interest expense	6,170	5,533
Income before income taxes and other items	38,183	26,848
Income taxes	12,950	9,526
Net income	25,233	17,322
Less: net income attributable to noncontrolling interests in subsidiaries	(2,108)	(1,434)
Net income attributable to Universal Corporation	23,125	15,888
Dividends on Universal Corporation convertible perpetual preferred stock	(3,712)	(3,712)
Earnings available to Universal Corporation common shareholders	$19,413	$12,176

Earnings per share attributable to Universal Corporation common shareholders:
Basic	$0.83	$0.52
Diluted	$0.81	$0.52

See accompanying notes.

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Universal Corporation Page 6

UNIVERSAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	June 30, 2012	June 30, 2011	March 31, 2012
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$207,393	$93,795	$261,699
Accounts receivable, net	292,633	322,690	390,790
Advances to suppliers, net	78,260	130,783	135,317
Accounts receivable - unconsolidated affiliates	59,858	47,111	7,370
Inventories - at lower of cost or market:
Tobacco	962,347	987,379	682,095
Other	61,162	60,871	53,197
Prepaid income taxes	17,921	20,493	20,819
Deferred income taxes	51,967	54,479	51,025
Other current assets	65,610	77,527	88,317
Total current assets	1,797,151	1,795,128	1,690,629

Property, plant and equipment
Land	17,059	14,186	17,087
Buildings	228,191	241,771	228,982
Machinery and equipment	539,310	537,693	537,031
	784,560	793,650	783,100
Less accumulated depreciation	(486,925)	(483,481)	(479,908)
	297,635	310,169	303,192
Other assets
Goodwill and other intangibles	99,211	99,461	99,266
Investments in unconsolidated affiliates	89,189	113,745	93,312
Deferred income taxes	21,219	12,957	23,634
Other noncurrent assets	50,097	66,165	56,886
	259,716	292,328	273,098
Total assets	$2,354,502	$2,397,625	$2,266,919

See accompanying notes.

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Universal Corporation Page 7

UNIVERSAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	June 30, 2012	June 30, 2011	March 31, 2012
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Notes payable and overdrafts	$149,855	$263,302	$128,016
Accounts payable and accrued expenses	207,526	217,225	187,790
Accounts payable - unconsolidated affiliates	54	322	295
Customer advances and deposits	69,371	65,588	16,832
Accrued compensation	29,843	22,532	30,659
Income taxes payable	17,459	10,942	12,866
Current portion of long-term obligations	17,500	95,000	16,250
Total current liabilities	491,608	674,911	392,708
Long-term obligations	390,000	321,612	392,500
Pensions and other postretirement benefits	140,820	105,377	140,529
Other long-term liabilities	85,454	44,729	90,609
Deferred income taxes	40,200	45,468	44,583
Total liabilities	1,148,082	1,192,097	1,060,929
Shareholders' equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value,
500,000 shares authorized, none issued or outstanding	—	—	—
Series B 6.75% Convertible Perpetual Preferred Stock, no par value,
220,000 shares authorized, 219,999 shares issued
and outstanding (219,999 at June 30, 2011, and March 31, 2012)	213,023	213,023	213,023
Common stock, no par value, 100,000,000 shares
authorized, 23,356,713 shares issued and outstanding
(23,226,863 at June 30, 2011, and 23,257,175 at March 31, 2012)	196,410	192,590	196,135
Retained earnings	862,480	823,793	854,654
Accumulated other comprehensive loss	(90,229)	(39,107)	(80,361)
Total Universal Corporation shareholders' equity	1,181,684	1,190,299	1,183,451
Noncontrolling interests in subsidiaries	24,736	15,229	22,539
Total shareholders' equity	1,206,420	1,205,528	1,205,990
Total liabilities and shareholders' equity	$2,354,502	$2,397,625	$2,266,919

See accompanying notes.

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Universal Corporation Page 8

UNIVERSAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,233	$17,322
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	10,803	11,027
Amortization	434	400
Provisions for losses on advances and guaranteed loans to suppliers	1,459	4,254
Foreign currency remeasurement loss (gain), net	(8,790)	178
Gain on fire loss insurance settlement	—	(9,592)
Restructuring costs	—	6,859
Other, net	(3,495)	10,371
Changes in operating assets and liabilities, net	(83,580)	(186,063)
Net cash used by operating activities	(57,936)	(145,244)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(8,726)	(8,827)
Proceeds from sale of property, plant and equipment	1,965	5,817
Proceeds from fire loss insurance settlement	—	9,933
Net cash provided (used) by investing activities	(6,761)	6,923

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance (repayment) of short-term debt, net	26,958	109,662
Repayment of long-term obligations	(1,250)	—
Issuance of common stock	—	134
Repurchase of common stock	—	(4,004)
Dividends paid on convertible perpetual preferred stock	(3,712)	(3,712)
Dividends paid on common stock	(11,396)	(11,195)
Net cash provided by financing activities	10,600	90,885
Effect of exchange rate changes on cash	(209)	224
Net decrease in cash and cash equivalents	(54,306)	(47,212)
Cash and cash equivalents at beginning of year	261,699	141,007
Cash and cash equivalents at end of period	$207,393	$93,795

 See accompanying notes.

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NOTE 1. BASIS OF PRESENTATION

Universal Corporation, with its subsidiaries (“Universal” or the “Company”), is the leading global leaf tobacco supplier. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. Certain amounts in prior year statements have been reclassified to conform to the current year presentation. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

NOTE 2. EARNINGS PER SHARE

The following table sets forth the computation of earnings per share for the periods presented in the consolidated statements of income.

	Three Months Ended June 30,
(in thousands, except per share data)	2012	2011
Basic Earnings Per Share
Numerator for basic earnings per share
Net income attributable to Universal Corporation	$23,125	$15,888
Less: Dividends on convertible perpetual preferred stock	(3,712)	(3,712)
Earnings available to Universal Corporation common shareholders
for calculation of basic earnings per share	19,413	12,176
Denominator for basic earnings per share
Weighted average shares outstanding	23,297	23,194
Basic earnings per share	$0.83	$0.52

Diluted Earnings Per Share
Numerator for diluted earnings per share
Earnings available to Universal Corporation common shareholders	$19,413	$12,176
Add: Dividends on convertible perpetual preferred stock (if
conversion assumed)	3,712	—
Earnings available to Universal Corporation common shareholders
for calculation of diluted earnings per share	23,125	12,176

Denominator for diluted earnings per share
Weighted average shares outstanding	23,297	23,194
Effect of dilutive securities (if conversion or exercise assumed)
Convertible perpetual preferred stock	4,788	—
Employee share-based awards	306	319
Denominator for diluted earnings per share	28,391	23,513
Diluted earnings per share	$0.81	$0.52

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Universal Corporation Page 10

NOTE 3. SEGMENT INFORMATION

The principal approach used by management to evaluate the Company’s performance is by geographic region, although the dark-air cured and oriental tobacco businesses are each evaluated on the basis of their worldwide operations. The Company evaluates the performance of its segments based on operating income after allocated overhead expenses (excluding significant non-recurring charges or credits), plus equity in pretax earnings of unconsolidated affiliates.

Operating results for the Company’s reportable segments for each period presented in the consolidated statements of income were as follows:

	Three Months Ended June 30,
(in thousands of dollars)	2012	2011
SALES AND OTHER OPERATING REVENUES
Flue-cured and burley leaf tobacco operations:
North America	$60,486	$58,629
Other regions (1)	337,533	358,650
Subtotal	398,019	417,279
Other tobacco operations (2)	63,372	62,186
Consolidated sales and other operating revenues	$461,391	$479,465

OPERATING INCOME
Flue-cured and burley leaf tobacco operations:
North America	$978	$5,577
Other regions (1)	34,841	20,909
Subtotal	35,819	26,486
Other tobacco operations (2)	8,377	2,805
Segment operating income	44,196	29,291

Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates (3)	(1,369)	3,489
Restructuring costs (4)	—	(6,859)
Add: Other income	—	9,592
Consolidated operating income	$42,827	$35,513

(1)	Includes South America, Africa, Europe, and Asia regions, as well as inter-region eliminations.
(2)	Includes Dark Air-Cured, Special Services, and Oriental, as well as inter-company eliminations. Sales and other operating revenues for this reportable segment include limited amounts for Oriental because its financial results consist principally of equity in the pretax earnings of an unconsolidated affiliate.
(3)	Item is included in segment operating income, but not included in consolidated operating income.
(4)	Item is not included in segment operating income, but is included in consolidated operating income.

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